Exhibit 10.2

AMENDED AND RESTATED

MASTER SERVICING AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT is made and entered into as of January 1, 2024 (the “Effective Date”), by and between SILVER POINT SPECIALTY LENDING FUND, a Maryland Statutory Trust (the “Fund”), SILVER POINT SPECIALTY CREDIT FUND MANAGEMENT, LLC, a Delaware limited liability company, (the “Adviser”), and U.S. BANCORP FUND SERVICES, LLC d/b/a/ U.S. Bank Global Fund Services, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the parties entered into a Master Servicing Agreement dated November 22, 2021 (the “Original Agreement”);

WHEREAS, the parties desire to amend the Original Agreement to update the services;

WHEREAS, this Agreement hereby supersedes and replaces the Original Agreement in its entirety;

WHEREAS, the Adviser has entered into an Advisory Agreement with the Fund and the Fund is is a closed-end management investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, the Fund and the Adviser each desires to retain USBFS to provide administrative services with respect to the Fund in the manner and on the terms hereinafter set forth; and

WHEREAS, USBFS is willing to provide administrative services with respect to the Fund on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.
Appointment of USBFS as Fund Accountant/Sub-Administrator

The Adviser and the Fund hereby appoint USBFS as fund accountant of the Fund on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of USBFS as fund accountant described in Schedule I attached hereto shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against USBFS hereunder.

2.
Delegation of Duties.

Notwithstanding anything contained in this Agreement to the contrary, USBFS is authorized to delegate any of its obligations hereunder with the written consent of the other parties; provided, however, that the Adviser shall not unreasonably withhold its consent to the delegation by USBFS of any of its obligations hereunder. Except as otherwise provided herein, all fees and expenses incurred in any delegation or sub-contract shall be paid by USBFS and USBFS shall remain responsible for the acts and omissions of such other entity as if such acts or omissions were those of USBFS.

3.
Compensation

USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time. USBFS shall also be reimbursed for such miscellaneous expenses as set forth on Exhibit A hereto as are reasonably incurred by USBFS in performing its duties hereunder. The Fund shall pay all such fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Adviser and/or the Fund shall notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Adviser and/or the Fund is disputing any amounts in good faith. The Fund shall pay such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Fund is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date.

4.
Representations and Warranties
A.
The Fund hereby represents and warrants to USBFS, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its respective obligations hereunder;

(2) This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its organizational documents or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

B.
USBFS hereby represents and warrants to the Adviser and the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2) This Agreement has been duly authorized, executed and delivered by USBFS in accordance with all requisite action and constitutes a valid and legally binding obligation of USBFS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its organizational documents or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement

5. Standard of Care; Indemnification; Limitation of Liability

A.
USBFS shall exercise reasonable care in the performance of its duties under this Agreement. USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Fund in connection with its duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS’ control, except a loss arising out of or relating to USBFS’ refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if USBFS has exercised reasonable care in the performance of its duties under this Agreement, the Adviser and the Fund shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable and documented attorneys’ fees) that USBFS may sustain or incur or that may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to USBFS by the Adviser or by any duly authorized officer of the the Fund, as approved by the Board of Directors of the Fund, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS’ refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the the Adviser and the Fimd, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “USBFS” shall include USBFS’ directors, officers and employees.

USBFS shall indemnify and hold the Adviser and the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Adviser or the Fund may sustain or incur or that may be asserted against the Adviser or the Fund by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS’ refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of USBFS, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms the “Adviser” and the “Fund” shall include each entity’s directors, officers and employees.

The Fund and the Advisor each acknowledges that the Data is intended for use as an aid in making informed judgments concerning securities. The Fund and the Adviser each accepts responsibility for, and acknowledges it exercises its own independent judgment in, its selection of the Data, its selection of the use or intended use of such, and any results obtained. Nothing contained herein shall be deemed to be a waiver of any rights existing under applicable law for the protection of investors.

In no case shall either party be liable to the other for (i) any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such) under this Agreement; or (ii) any delay by reason of circumstances not reasonably foreseeable and beyond its reasonable control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. USBFS shall as promptly as possible under the circumstances notify the Adviser and/or the Fund in the event of any service interruption that materially impacts USBFS’s services under this Agreement. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS as soon as practicable. USBFS agrees that it shall, at all times, have reasonable business continuity and disaster recovery contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect USBFS’ premises and operating capabilities, books and records maintained on behalf of the Fund at any time during regular business hours of USBFS, upon reasonable notice to USBFS. Moreover, USBFS shall obtain and provide the Fund, at such times as they may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of USBFS relating to the services provided by USBFS under this Agreement.

Notwithstanding the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense. USBFS shall promptly notify the Fund upon discovery of any material administrative error, and shall consult with the Adviser or Fund about the actions it intends to take to correct the error prior to taking such actions. A “material administrative error” means any error which the Adviser or the Fund, including its Chief Compliance Officer, would reasonably need to know to oversee Fund compliance.

B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. Unless there is a legal conflict, the indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification and, if indemnitor so elects, it will so notify the indemnitee and such defense shall be conducted by counsel chosen by indemnitor and approved by the indemnitee in their reasonable discretion. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

C. The indemnity and defense provisions set forth in this Section 5 shall indefinitely survive the termination and/or assignment of this Agreement.

D.
If USBFS is acting in another capacity for the Adviser or the Fund pursuant to a separate agreement, nothing herein shall be deemed to relieve USBFS of any of its obligations in such other capacity.

6. Proprietary and Confidential Information

USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Adviser and the Fund all records and other information relative to the Adviser and the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders) including all shareholder trading information, and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, provided that to the extent permitted by law, USBFS shall provide the Fund prior notice to such disclosure or when so requested by the Fund. USBFS acknowledges that it may come into possession of material nonpublic information with respect to the Adviser or the Fund and confirms that it has in place effective procedures to prevent the use of such information in violation of applicable insider trading laws.

Further, USBFS will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the “Act”). In this regard, USBFS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and its shareholders. In addition, USBFS has implemented and will maintain an effective information security program reasonably designed to protect information relating to Shareholders (such information, “Personal Information”), which program includes sufficient administrative, technical and physical safeguards and written policies and procedures reasonably designed to (a) insure the security and confidentiality of such Personal Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Personal Information, including identity theft; and (c) protect against unauthorized access to or use of such Personal Information that could result in substantial harm or inconvenience to the Fund or any Shareholder (the “Information Security Program”). The Information Security Program complies and shall comply with reasonable information security practices within the industry. Upon written request from the Fund, USBFS shall provide a written description of its Information Security Program. USBFS shall promptly notify the Fund in writing of any breach of security, misuse or misappropriation of, or unauthorized access to, (in each case, whether actual or alleged) any information of the Fund (any or all of the foregoing referred to individually and collectively for purposes of this provision as a “Security Breach”). USBFS shall promptly investigate and remedy, and bear the cost of the measures (including notification to any affected parties), if any, to address any Security Breach. USBFS shall bear the cost of the Security Breach only if USBFS is determined to be responsible for such Security Breach. In addition to, and without limiting the foregoing, USBFS shall promptly cooperate with the Adviser, the Fund or any of their affiliates’ regulators at USBFS’s expense (only if USBFS is determined to be responsible for such Security Breach) to prevent, investigate, cease or mitigate any Security Breach, including but not limited to investigating, bringing claims or actions and giving information and testimony. Notwithstanding any other provision in this Agreement, the obligations set forth in this paragraph shall survive termination of this Agreement.

USBFS will provide the Fund with certain copies of third party audit reports (e.g., SSAE 16 or SOC 1) through access to USBFS’s CCO Portal (limited to two persons) to the extent such reports are available and related to services performed or made available by USBFS under this Agreement. The Fund acknowledges and agrees that such reports are confidential and that it will not disclose such reports except to its trustees, officers, employees and service providers who have a need to know and have agreed to obligations of confidentiality applicable to such reports.

Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Fund’s shareholders to any third party unless specifically directed by the Fund or allowed under one of the exceptions noted under the Act.

7. Term of Agreement; Amendment

This Agreement shall become effective as of the last date written in the signature block below and will continue in effect for a period of three (3) years (“Initial Term”). Following the Initial Term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement.

Notwithstanding the forgoing, any party may terminate this Agreement (a) at any time upon giving one hundred eighty (180) days prior written notice to USBFS, in the case of the Fund or the Adviser, or to the Fund and the Adviser with a written statement in reasonable detail explaining the reason(s) for termination, in the case of USBFS; provided, however, that, during the Initial Term, in no event may USBFS terminate this Agreement pursuant to this Section 10(b)(i) for (i) economic reasons or (ii) as a result of USBFS’ inability or unwillingness to provide the services to be provided to the Fund hereunder (unless such inability is due to USBFS being prohibited by law or regulation, including for KYC reasons, from providing the services)(including, without limitation, those services set forth on Schedule I, as amended from time to time in accordance with the terms of this Agreement); and (b) upon the breach of the Fund or the Adviser, in the case of USBFS and upon the breach of USBFS, in the case of the Fund or the Adviser, of any material term of this Agreement if such breach is not cured within sixty (60) days of notice of such breach to the breaching party.

8. Records

USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Fund, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Adviser and/or the Fund, as applicable, and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Adviser and/or the Fund on and in accordance with its request. USBFS agrees to provide any records necessary to the Fund to comply with the Fund’s disclosure controls and procedures and internal control over financial reporting adopted in accordance with the Sarbanes-Oxley Act of 2002 (the “SOX Act”). Without limiting the generality of the foregoing, USBFS shall cooperate with the Adviser and assist the Fund, as necessary, by providing information to enable the appropriate officers of the Fund to (i) execute any required certifications and (ii) provide a report of management on the Fund’s internal control over financial reporing (as defined in Sections 13a-15(f) or 15a-15(f) of the 1934 Act). Notwithstanding the foregoing, USBFS may retain such copies of such records in such form as may be required to comply with any applicable law, rule, regulation, or order of any governmental, regulatory, or judicial authority of competent jurisdiction.

9. Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

10. Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of USBFS’ duties or responsibilities hereunder is designated by the Fund by written notice to USBFS, USBFS will promptly, upon such termination, except in the case of a material breach by USBFS, in which case all expenses should be borne by USBFS, and at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which USBFS has maintained the same, the Fund shall pay any reasonable and documented expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS’ personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Fund.

11. No Agency Relationship

USBFS shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Adviser or the Fund in any way or otherwise be deemed an agent of the Adviser or the Fund, or conduct business in the name, or for the account, of the Adviser or the Fund.

12. Data Necessary to Perform Services

The Adviser, the Fund or their agents shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If USBFS is also acting in another capacity for the Adviser or the Fund, nothing herein shall be deemed to relieve USBFS of any of its obligations in such capacity.

13.
Changes in Equipment, Systems, Etc.

USBFS reserves the right to make changes from time to time, as it deems advisable, relating to its systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the services provided to the Fund under this Agreement or the Fund’s internal control over financial reporting.

14. Assignment

This Agreement may not be assigned by any party without the prior written consent of the other parties.

15. Compliance with Laws

The Fund has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended, the SOX Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism of 2001 and the policies and limitations of the Fund related to its portfolio investments as set forth in its registration statement. USBFS’ services hereunder shall not relieve the Fund of its responsibilities for assuring such compliance or the Board of Directors’ oversight responsibility with respect thereto.

The foregoing shall not affect USBFS’ responsibilities for compliance and related matters delegated to USBFS as expressly provided herein. USBFS shall comply with changes to all regulatory requirements affecting its services hereunder and shall implement any necessary modifications to the services prior to the deadline imposed, or extensions authorized by, the regulatory or other governmental body having jurisdiction for such regulatory requirements.

16. Legal-Related Services

Nothing in this Agreement shall be deemed to appoint USBFS and its officers, directors and employees as the Adviser’s or the Fund’ attorneys, form attorney-client relationships or require the provision of legal advice. The Fund acknowledges that in-house USBFS attorneys exclusively represent USBFS and rely on outside counsel retained by the Adviser or the Fund to review all services provided by in-house USBFS attorneys and to provide independent judgment on the Adviser’s or the Fund’s behalf. Because no attorney-client relationship exists between in-house USBFS attorneys and the Adviser or the Fund, any information provided to USBFS attorneys may not be privileged and may be subject to compulsory disclosure under certain circumstances. USBFS represents that it will maintain the confidentiality of information disclosed to its in-house attorneys in accordance with this Agreement.

17. Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to USBFS shall be sent to:

U.S. Bancorp Fund Services, LLC

777 East Wisconsin Avenue

MK-WI-J1S

Milwaukee, WI 53202

and notice to the Adviser and the Fund shall be sent to:

c/o Silver Point Specialty Credit Fund Management, LLC

Two Greenwich Plaza, First Floor

Greenwich, CT 06830

Attention: Legal and Compliance Department

Phone: (203) 542-4230

Email: LegalandCompliance@silverpointcapital.com

18. Multiple Originals

This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

19. Entire Agreement

This Agreement, together with any exhibits, attachments, appendices or schedules expressly referenced herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the last date written below.

SILVER POINT SPECIALTY LENDING FUND	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jesse Dorigo Name: Jesse Dorigo	By:/s/ Jason Hadler Name: Jason Hadler
Title: Authorized Signatory Date: May 9, 2024	Title: Senior Vice President Date: May 9, 2024

SILVER POINT SPECIALTY CREDIT

FUND MANAGEMENT, LLC

By: /s/ Jesse Dorigo Name: Jesse Dorigo
Title: Authorized Signatory Date: May 9, 2024

SCHEDULE I – FUND ACCOUNTING/SUB-ADMINISTRATIVE SERVICES

1.
Fund Accounting/Sub-Administration Services and Duties of USBFS

USBFS shall provide the following fund accounting services:

A.
Portfolio Accounting Services:

(1)
Maintain portfolio records on a trade date basis using security trade information communicated from the Fund or the Adviser.

(2)
As of the end of each of the Fund’s fiscal years and first three fiscal quarters (each such date is referred to herein as a “valuation date”), obtain prices from a pricing source approved by the Board of Directors of the Fund (the “Board of Directors” or the “Directors”) and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Directors, or a designee thereof, shall provide, in good faith, the fair value for such securities.

(3)
Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for the accounting period.

(4)
Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

B.
Expense Accrual and Payment Services:

(1)
For each valuation date, calculate the expense accrual amounts as directed by the Fund as to methodology, rate or dollar amount.

(2)
Record payments for expenses upon receipt of written authorization from the Fund.

(3)
On a monthly basis, Account for expenditures and fees and maintain expense accrual balances at the level of accounting detail, as agreed upon by USBFS and the Fund.

(4)
Provide expense accrual and payment reporting.

C.
Fund Valuation and Financial Reporting Services:

(1)
Account for Fund share repurchases, tenders, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the Fund’s transfer agent on a timely basis.

(2)
Apply equalization accounting as directed by the Adviser and/or the Fund.

(3)
Determine net investment income (earnings) for the Fund as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

(4)
Maintain a general ledger and other accounts, books, and financial records for the Fund in the form as agreed upon.

(5)
Calculate the net asset value of the Fund according to the accounting policies and procedures set forth in the registration statement filed under the Securities Act of 1933 and/or Securities Exchange Act of 1934 or other operative documents.

(6)
Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations as of each valuation date and at such time as requested by the Adviser and/or the Fund.

(7)
Communicate, at an agreed upon time, the per share price for each valuation date to parties as agreed upon from time to time.

(8)
Prepare monthly reports that document the adequacy of accounting detail to support month-end ledger balances.

D.
Tax Accounting Services:

(1)
Maintain accounting records for the investment portfolio of the Fund to support the tax reporting required for Internal Revenue Service defined regulated investment companies.

(2)
Maintain tax lot detail for the Fund’s investment portfolio.

(3)
Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Adviser and/or the Fund.

(4)
Provide the necessary financial information to support the taxable components of income and capital gains distributions to the Fund’s transfer agent to support tax reporting to the shareholders.

E.
Compliance Control Services:

(1)
Support reporting to regulatory bodies and support financial statement preparation by making the Fund's accounting records available to the Fund, the Securities and Exchange Commission (the “SEC”), and the Fund’s outside auditors.

(2)
Maintain accounting records according to the 1940 Act and regulations provided thereunder.

(3)
Assist the Fund’s Chief Executive Officer and Chief Financial Officer in connection with establishing and maintaining internal control over financial reporting (as defined in Rules 13a-15(f) and 15-d(f) under the Securities Exchange Act of 1934 (the “1934 Act”)) for the Fund and as mutually agreed by the Fund and USBFS, provide sub-certifications reasonably requested by the Fund in connection with any certification required of the Fund pursuant to the SOX Act or any rules or regulations of the SEC thereunder.

(4)
In order to assist the Fund in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Rule”), USBFS will provide the Fund’s Chief Compliance Officer with reasonable access to USBFS’s fund records relating the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the Rule) involving USBFS that affect or could affect the Fund.

(5)
Cooperate with the Fund’s independent registered public accounting firm and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such firm for the expression of its opinion on the Fund’s financial statements without any qualification as to the scope of its examination.

F.
USBFS will perform the following accounting functions on a quarterly basis:

(1)
Reconcile cash, and position balances of the Funds with the Manager, custodian and the derivative counterparties on a daily basis, if necessary data are provided to USBFS, with official monthly reconciliations being maintained in the records.

(2)
Transmit or mail a copy of the portfolio valuation to the Fund.

G.
In addition, USBFS will:

(1)
Prepare monthly security transactions listings.

(2)
Supply various statistical data as requested by the Fund or by the Advisor on an ongoing basis.

(3)
Prepare a monthly reconciliation between the Fund’s cash portfolio as held on USBFS’s accounting records and the Fund’s internal records.

(4)
Pay Fund expenses upon written authorization from the Fund.

2.
License of Data; Warranty; Termination of Rights

A.
The valuation information and valuations being provided to the Fund by USBFS pursuant hereto (collectively, the “Data”) is being licensed, not sold, to the Fund. The Fund has a limited license to use the Data only for purposes necessary to valuing the Fund’s assets and reporting to regulatory bodies and the Fund’s stockholders (the “License”). The Fund does not have any license nor right to use the Data for purposes beyond the intentions of this Agreement including, but not limited to, resale to other users or use to create any type of historical database. The License is non-transferable and not sub-licensable. The Fund’s right to use the Data cannot be passed to or shared with any other entity.

The Fund acknowledges the proprietary rights that USBFS and its suppliers have in the Data.

B.
THE FUND AND THE ADVISER HEREBY ACCEPT THE DATA AS IS, WHERE IS, WITH NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR ANY OTHER MATTER.

C.
USBFS may stop supplying some or all Data to the Fund if USBFS’ suppliers terminate any agreement to provide Data to USBFS. Also, USBFS may stop supplying some or all Data to the Fund if USBFS reasonably believes that the Fund is using the Data in violation of the License, or breaching its duties of confidentiality provided for hereunder, or if any of USBFS’ suppliers demand that the Data be withheld from the Fund. USBFS will provide notice to the Fund of any termination of provision of Data as soon as reasonably possible.

3.
Pricing of Securities

A.
For each valuation date, USBFS shall obtain prices from a pricing source recommended by USBFS and approved by the Fund or the Adviser and apply those prices to the portfolio positions of the Fund. For those securities where market quotations are not readily available, the Board of Directors shall provide, in good faith, the fair value for such securities and USBFS shall apply those fair values to the relevant portfolio positions.

If the Fund desires to provide a price that varies from the price provided by the pricing source, the Fund shall promptly notify and supply USBFS with the price of any such security on each valuation date. All pricing changes made by the Fund will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

It is understood that in determining security valuations, USBFS will implement the valuation policy (“Valuation Policy”) as defined by the Adviser, for purposes of performing certain services listed on this Schedule II hereto. The Valuation Policy shall identify to USBFS the pricing sources to be utilized on behalf of the Fund. USBFS shall price the securities and other holdings of the Fund for which market quotations or prices are available by the use of such sources. For those securities where prices are not provided by the pricing sources directly obtained by USBFS, the Adviser shall approve, in good faith, the method for determining the fair value of such securities. The Adviser shall determine or obtain the valuation of the securities in accordance with those procedures and shall deliver to USBFS the resulting prices.

B.
In the event that the Fund at any time receives Data containing evaluations, rather than market quotations, for certain securities or certain other data related to such securities, the following provisions will apply: (i) evaluated securities are typically complicated financial instruments. There are many methodologies (including computer-based analytical modeling and individual security evaluations) available to generate approximations of the market value of such securities, and there is significant professional disagreement about which method is best. No evaluation method, including those used by USBFS and its suppliers, may consistently generate approximations that correspond to actual “traded” prices of the securities; (ii) methodologies used to provide the pricing portion of certain Data may rely on evaluations; however, the Fund acknowledges that there may be errors or defects in the software, databases, or methodologies generating the evaluations that may cause resultant evaluations to be inappropriate for use in certain applications; and (iii) the Fund assumes all responsibility for edit checking, external verification of evaluations, and ultimately the appropriateness of using Data containing evaluations, regardless of any efforts made by USBFS and its suppliers in this respect. The provisions in this Section 4 shall not have any effect upon the services USBFS is required to provide or the standard of care and liability USBFS has set forth in Section 9 of this Agreement.

C.
For those securities of the Fund where market quotations are not readily available, the Board of Directors shall provide, in good faith, the fair value for such securities.

D.
USBFS shall not have any obligation to verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from the Adviser, the Fund, any of their affiliates, or any third party source. Notwithstanding anything else in this Agreement to the contrary, USBFS and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from the Adviser, the Fund, any of their affiliates, or any third party source.

4.
Changes in Accounting Procedures

Any resolution passed by the Board of Trustees that affects accounting practices and procedures under this Agreement shall be effective upon written receipt of notice and acceptance by USBFS.

Exhibit A

Fund Accounting/Sub-Administration Services Fee Schedule